                                                                    EXHIBIT 9.10

                                [ ]MM[ ]DD, 2004

            TRUST ARRANGEMENT AGREEMENT ABOUT CERTAIN EQUITY INTEREST
             OF CHINA NETCOM CROUP CORPORATION (HONG KONG) LIMITED

                                  BY AND AMONG

             SHANDONG PROVINCIAL STATE-OWNED ASSETS SUPERVISION AND
                            ADMINISTRATION COMMISSION

                 CHINA NETWORK COMMUNICATIONS GROUP CORPORATION

                                       AND

                  CHINA NETCOM GROUP CORPORATION (BVI) LIMITED

This Trust Arrangement Agreement is made and entered into on [-], 2004 in Beijing, People's Republic of China (hereinafter referred to as "PRC") by and among the following parties:

(1) Shandong Provincial State-owned Assets Supervision and Administration Commission (hereinafter referred to as SHANDONG SASAC)

Registered address: No.37, Jiefang Road, Jinan City, Shandong Province, PRC

Legal representative:

(2) China Network Communications Group Corporation (hereinafter referred to as CHINA NETCOM GROUP)

      Registered address: Building C, No.156, Fuxingmennei Avenue, Xicheng District, Beijing, China

      Legal representative: Zhang Chunjiang

(3) China Netcom Group Corporation (BVI) Limited (hereinafter referred to as CNC BVI)

      Registered address: P.O. Box 3140, Wickhams Cay I, Road Town, Tortola,
                          British Virgin Islands

WHEREAS:

(A) As part of the Restructuring and Listing Plan of China Netcom Group (hereinafter referred to as RESTRUCTURING AND LISTING PLAN OF CHINA NETCOM GROUP) reported by CSRC to the State Council, Shandong SASAC will become the beneficiary holder of 152,993,500 ordinary shares (hereinafter referred to as TRUST SHARES) of CNC HK (as defined below);

(B) CNC BVI will become the trustee of Shandong SASAC to hold Trust Shares nominally on the list of shareholders of CNC HK and Shandong SASAC agrees to become the beneficiary holder of Trust Shares through the Declaration of Trust (See Exhibit 1) and this Agreement entered into with CNC BVI.

In order to further specify the rights and obligations of each party hereto and relevant matters under this Trust Arrangement, Shandong SASAC, China Netcom Group and CNC BVI hereby agree as follows:

1     DEFINITIONS

      Unless otherwise specified by the clauses or context in this Agreement, the following terms shall have the meanings set out below:

      CNC HK China Netcom Croup Corporation (Hong Kong) Limited, a limited company incorporated and validly existing under Hong Kong laws with its registered address at F/59, Bank of China Tower, 1 Garden Road, Hong Kong.

      LISTING Means the global IPO of CNC HK and listing on the Stock Exchange of Hong Kong Limited and American Stock Exchange.

      STATE SHAREHOLDER Means the Chinese Academy of Science, Information and
      OF CNC HK         Network Center of State Administration of Radio, Film
                        and Television, China Railways Telecommunications
                        Center, Shanghai Alliance Investment Limited, Shandong
                        Provincial State-owned Assets Supervision and
                        Administration Commission and CNC BVI as the shareholders of CNC HK.

      BUSINESS DAY      Any days other than Saturday, Sunday or Hong Kong public
                        holidays.

2     EFFECTIVE DATE

      This Agreement shall come into force immediately when the Restructuring and Listing Plan of China Netcom Group is approved by all relevant governmental authorities and the Shandong SASAC has obtained the beneficiary ownership of Trust Shares.

3     NATURE OF TRUST SHARES

3.1 The Shandong SASAC agrees and confirms that Trust Shares are state-owned shares, and agrees to perform its obligations as state shareholders and dispose Trust Shares in accordance with relevant laws and regulations of China for the period it acts as the beneficiary holder of Trust Shares (regardless before or after the listing of CNC HK), including but not limited to performing relevant obligations as state shareholder of CNC HK by referencing to relevant requirements of Interim Procedure for Management of Selling Out State-owned Shares to Raise Social Security Fund, and instructing CNC BVI to sell certain number of shares of CNC HK and fully pay the proceeds to the social security fund.The number of shares of CNC HK to be sold by the Shandong SASAC shall be calculated based on the following formula:

                          Number of shares of CNC HK
        Number of       directly or indirectly held by        Number of
        shares to            Shandong SASAC                   new shares
        be sold by =    -------------------------------    x  during the   x 10%
         Shandong       Total number of shares of CNC HK      listing of
          SASAC        directly or indirectly held by all       CNC HK
                         state shareholders of CNC HK

3.2 Notwithstanding the stipulation under Section 3.1, the Shandong SASAC shall process relevant legal procedures in accordance with requirements of relevant domestic regulatory authorities if such authorities have other further requirements state shareholders of CNC HK to sell out their shares in CNC HK and pay the proceeds to the social security fund. After listing of CNC HK, the Shandong SASAC is obliged to continue to perform its obligation of selling out state-owned shares (the number of shares to be sold out by Shandong SASAC shall be calculated by referencing to the method under Section 3.1) in accordance with requirements of Interim Procedure for Management of Selling Out State-owned Shares to Raise Social Security Fund if CNC HK continues conducting equity financing on capital markets during the period Shandong SASAC continues to hold shares of CNC HK.

4     RESTRICTIONS ON SHARE TRANSFER

4.1   The Shandong SASAC agrees that it shall not directly or indirectly:

      4.1.1 sell or sell by agreement;

      4.1.2 pledge, mortgage or impawn; or

      4.1.3 transfer in other ways,

      the Trust shares or any interests therein, and shall not grant any share option of the Trust Shares for a period within 24 months from the effective date of this Agreement until the date on which the shares of CNC HK are initially traded on Stock Exchange of Hong Kong Limited (hereinafter to referred to as LOCK-UP PERIOD) unless it is performing its obligations as state shareholders in accordance with relevant laws and regulations of China.

4.2 The Shandong SASAC agrees to enter into a Lock-up Period Agreement as required by generally accepted market practice. The Lock-up Period Agreement shall include the commitment of Shandong SASAC not to transfer or instruct CNC BVI to transfer the Trust Shares for a period less than 24 months from the date on which the shares of CNC HK are initially traded on the Stock Exchange of Hong Kong Limited, unless it is performing its obligations as state shareholders in accordance with relevant laws of China.

4.3 The Shandong SASAC agrees that it will not directly or indirectly pledge, mortgage or impawn the Trust Shares or any interests thereof after the Lock-up Period unless it has obtained prior written consent from China Netcom Group.

4.4 Without breach of Section 4.5 herein, the Shandong SASAC commits that it will not transfer any Trust Shares to any foreign investors during and after the Lock-up Period in strict accordance with applicable Chinese laws, regulations or policies on foreign investments' access to China telecommunication industry to meet the limitations set on foreign investors by these laws, regulations or policies.

4.5 The Shandong SASAC must obtain approvals (including but not limited to approvals on number, method and price of the shares to be transferred) from domestic regulatory authorities (including but not limited to State-owned Assets Supervision and Administration Commission of the State Council or local State-owned Assets Supervision and Administration Commissions with appropriate jurisdictions and Ministry of Commerce of the People's Republic of China) to transfer or instruct CNC BVI to transfer the Trust Shares.

4.6 The Shandong SASAC shall entrust CNC BVI to carry out relevant legal procedures when disposing (including transferring) the Trust Shares during or after the Lock-up period.

5     FIRST REFUSAL RIGHT

5.1   Offering for Transfer

      On the premise that all stipulations under Section 4 above and Section 5 are complied, the Shandong SASAC may transfer all or part of the Trust Shares (hereinafter referred to as RELEVANT OFFERING EQUITY) to any third party (hereinafter referred to as THIRD PARTY PURCHASER) in accordance with Section 5 upon sending or receiving an offering satisfying all requirements under Section 5.1.1 and 5.1.2 below (hereinafter referred to as OFFERING FOR TRANSFER):

      5.1.1 The purchase price in the written Offering for Transfer in good faith sent to or received from a Third Party Purchaser is based on market prices and includes all main terms and conditions of an offering (including scheduled completion date of transfer); and

      5.1.2 If the offering is issued by the Shandong SASAC, the Third Party Purchaser has expressed its intention to accept the offering in terms and conditions set out in the offering.

5.2 Notwithstanding the stipulation in Section 5.1.2, the Offering for Transfer must be sent to China Netcom Group if the Offering is issued by the Shandong SASAC (regardless what kind of form it uses). China Netcom Group may exercise its option in accordance with Section 5.4 herein.

5.3   Transfer Notice

      5.3.1 If the Shandong SASAC has received an Offering for Transfer meeting the requirements under Section 5.1, it must give a notice (hereinafter referred to as TRANSFER NOTICE) to China Netcom Group within two business days, agreeing to sell the Relevant Offering Equity to CNC BVI at the same cash price and conditions not higher than those listed in the Offering for Transfer.

      5.3.2 The Transfer Notice must specify:

            (i) the identity of the Third Party Purchaser (when acting as trustee) and the final beneficiary owner of the trust;

            (ii) the offering acceptance period for Relevant Offering Equity to be sold by the Shandong SASAC to CNC BVI by offering. This period shall be no less than 40 business days from the date of Transfer Notice (hereinafter referred to as ACCEPTANCE PERIOD); and

            (iii) Details of all other terms and conditions in the Offering for
                  Transfer.

5.4   Option of China Netcom Group

      China Netcom Group may:

      5.4.1 give written notice to the Shandong SASAC within the Acceptance Period to completely accept the offerings listed in the Transfer Notice (hereinafter referred to as ACCEPTANCE NOTICE OF CHINA NETCOM GROUP);

      5.4.2 give written notice to the Shandong SASAC within the Acceptance Period to reject the offerings listed in the Transfer Notice;

      5.4.3 neither give the Acceptance Notice of China Netcom Group nor reply to the Transfer Notice within the Acceptance Period, in which case China Netcom Group shall be deemed as having rejected the offerings listed in the Transfer Notice.

5.5   Results

      5.5.1 If China Netcom Group completely accepts the offerings listed in the Transfer Notice in accordance with Section 5.4.1, the Shandong SASAC must sell Relevant Offering Equity to CNC BVI or its designated person.

      5.5.2 If the offerings listed in the Transfer Notice are rejected in accordance with Section 5.4.2 or deemed to be rejected in accordance with Section 5.4.3, the Shandong SASAC may sell Relevant Offering Equity to the Third Party Purchaser sending out the Offering upon the approvals (including approvals on number, method and price of the shares to be transferred) from domestic regulatory authorities (including but not limited to State-owned Assets Supervision and Administration Commission of the State Council or local State-owned Assets Supervision and Administration Commission with appropriate jurisdictions and the Ministry of Commerce of the People's Republic of China).

6     MISCELLANEOUS

6.1   Confidential Restriction

      For the confidential and proprietary information (hereinafter referred to as CONFIDENTIAL INFORMATION) disclosed by any party to another party with respect to its businesses, financial status and other confidential affairs for the purpose of this Agreement, the receiver shall: (i) keep the confidential information under confidentiality; (ii) not disclose above Confidential Information (except for the information disclosure as required by Section 6.2 under this Agreement) to any persons or entities other than its employees and professional advisors that need accesses to the Confidential Information to perform their duties.

6.2   Information Disclosure

      Each party agrees and commits to duly perform its information disclosure obligation under this Agreement in accordance with relevant regulations to practically protect the interests of each party.

6.3   Governing Laws

      The establishment, effectiveness, interpretation and performance of this Agreement and dispute resolution shall be governed by laws of Hong Kong Special Administrative Region.

6.4   Dispute Resolution

      Any disputes arising from the execution, performance and interpretation of this Agreement shall be resorted to sincere negotiation first. In case of failure of negotiation within 30 days as from the date when such disputes arise, any party may refer relevant disputes to China International Economic and Trade Arbitration Commission for arbitration in Beijing in accordance with valid arbitration rules. The arbitration verdict shall be conclusive and binding upon both parties. Except for the disputed matters under arbitration, other parts of this Agreement shall stay in force during arbitration.

6.5   Expenses and Taxation

      6.5.1 The Shandong SASAC and CNC BVI shall share the equity transfer expenses, such as approval and registration expenses that are required to be paid and charged by governmental regulatory authorities in accordance with relevant laws and regulation.

      6.5.2 Both parties agree that the taxes arising out of Shandong Rural Telecommunication's assets transfer and out of the transfer of the beneficial ownership right of CNC HK shares (corresponding to the consideration for such assets transfer) to Shandong SASAC by CNC BVI, which are to be collected separately from each from party in accordance with laws and regulations, shall be assumed by the taxpayer.

6.6   Waiver

      The failure or delay of exercising the rights under this Agreement or any other contracts or agreements in connection with this Agreement of any Party hereto shall not be deemed as the waiver of such rights; any sole or partial exercise of such rights shall not hinder the full exercise of such rights in the future.

6.7   Revision and Supplement

      This Agreement shall not be revised or supplemented by oral and may be revised or supplemented only upon endorsement on written documents by each party. Any supplements to this Agreement shall be deemed as indivisible parts of this Agreement.

6.8   Severability

      The invalidity of any clauses hereto shall not affect the validity of any other clauses of this Agreement.

6.9   Notice

      Any notices as required by this Agreement sent by any party hereto to another shall be written in Chinese and sent by registered mail, or by fax confirmed by a registered mail immediately to relevant parties. Notices required to be sent by this Agreement shall be deemed as received after 3 days of the date of postmark if by registered mail, and the sending date if by fax. All notices shall be addressed to the addresses first listed above until the receivers give a written notice changing the address.

6.10  Counterparts of this Agreement

      This Agreement is made in ten counterparts, each party keeps one. The other seven counterparts will be used for approval processing and conversion registration procedures.

6.11  Further Undertakings

      During any period after execution of this Agreement, each party shall take all reasonable efforts to procure any necessary third parties to execute documents and take behaviors reasonably required by relevant parties so that relevant parties may fully enjoy interests under all clauses of this Agreement. All relevant expenses shall be at the cost of relevant parties.

This Agreement has been executed and delivered as agreement by each party on the date listed first above.

Executed as agreement:

SHANDONG PROVINCIAL STATE-OWNED ASSETS SUPERVISION AND ADMINISTRATION COMMISSION (official seal):

Legal representative or authorized representative (signature):

      Witnessed by:

      Witness signature:

Executed as agreement:

CHINA NETWORK COMMUNICATIONS GROUP CORPORATION (official seal):

Authorized representative (signature):

      Witnessed by:

      Witness signature:

Executed as agreement:

CHINA NETCOM GROUP CORPORATION (BVI) LIMITED (OFFICIAL SEAL):

Director (signature):

Director or corporate secretary (signature):

      Witnessed by:

      Witness signature:

                                    EXHIBIT 1

                              DECLARATION OF TRUST

To: Shandong Provincial State-owned Assets Supervision and Administration Commission of No 37 Jiefang Road, Jinan City, Shandong Province, China

Date: 2004

1 We, China Netcom Group Corporation (BVI) Limited of P.O. Box 3140, Wickhams Cay I, Road Town, Tortola, British Virgin Islands, hereby declare that the shares specified in the Schedule hereto (the "Relevant Shares") are now and have at all times since the Relevant Shares became registered in our name been held in trust for you absolutely.

2     We hereby undertake:

2.1 to account to you for all distributions or dividends whether in the form of cash, stock, in specie or otherwise, or other moneys paid to us on or in respect of the Relevant Shares;

2.2 subject to the terms of the Trust Arrangement Deed In Respect Of Shares In China Netcom Group Corporation (Hong Kong) Limited among Shandong Provincial State-owned Assets Supervision and Administration Commission, China Network Communications Group Corporation and ourselves, to transfer or otherwise deal with the Relevant Shares as you may from time to time direct in writing;

2.3 to exercise the voting powers and other rights in respect of the Relevant Shares in such manner as you shall from time to time direct in writing; and

2.4 to sign or execute such documents or instruments as may be necessary for the purposes of this Paragraph 2.

3 In consideration of us holding the Relevant Shares in trust for you and our undertakings as set out in Paragraph 2 above, you agree to hold us harmless for any costs, expenses and liabilities incurred or arisen in connection with the holding of the Relevant Shares in trust for you or any of our acts performed under or pursuant to this Declaration.

4 This Declaration shall be governed by and construed in accordance with the laws of Hong Kong Special Administrative Region.

References herein to the Relevant Shares shall where the subject or context permits or requires include references to any of the Relevant Shares.

IN WITNESS whereof these presents have been executed as a Deed by us on the date mentioned in the above.

THE COMMON SEAL of CHINA NETCOM
GROUP CORPORATION (BVI) LIMITED was  }
hereunto affixed in the presence of:

Director

Director/Secretary

                                          Agreed and accepted by:
                                          SHANDONG PROVINCIAL STATE-OWNED ASSETS
                                          SUPERVISION AND ADMINISTRATION
                                          COMMISSION

                                          ______________________________________
                                          Name:
                                          Title:
                                          Date:

                                    SCHEDULE

                               THE RELEVANT SHARES

NAME OF COMPANY                                PARTICULARS OF SHARES
China Netcom Group Corporation                 152,993,500 ordinary shares of par value
(Hong Kong) Limited                            US$0.04 each, credited as fully
                                               paid-up, irrespective of
                                               whether such ordinary shares are
                                               issued and allotted before, at or after
                                               the initial public offering of China
                                               Netcom Group Corporation (Hong
                                               Kong) Limited